UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                FORM 8-K/A (NO.3)

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 02, 2008

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

FLORIDA                                000-30932                   13-4172059
-------                                ---------                   ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                       N/A

          (Former name or former address, if changed since last report)



|_| Written communication pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))








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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 26, 2008 the Issuer (the "Company") completed a draw down of the sum of $68,000 under it's previously reported Credit Facility Agreement ("Facility" or "Agreement") with Mr. Bengt Odner a director and shareholder of the Company. Pursuant to the Agreement, the Company requested a draw down under the Facility of $68,000 for general working capital purposes. The draw down under the facility was approved and provided by Mr. Odner.

With the completion of the most recent draw down under the Facility; a total of $1,018,000 has been drawn down under the Facility and received by the Company for use for general working capital. The sums received by the Company in connection with the draw downs are represented by 9% unsecured subordinated demand promissory notes issued by the Company pursuant to the Facility.


 ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.




                                     ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: September 02, 2008
                                     By:  /s/ DAVID J. JOHNSON
                                           -------------------------------------
                                             David J. Johnson Chief Executive
                                             Officer and President